As filed with the Securities and Exchange Commission on June 29, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

SINCLAIR BROADCAST GROUP, INC.

(Exact name of registrant as specified in its charter)

Maryland	52-1494660
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10706 Beaver Dam Road Hunt Valley, Maryland	21030
(Address of principal executive offices)	(Zip Code)

1996 Long-Term Incentive Plan

1998 Employee Stock Purchase Plan

(Full title of the plans)

David D. Smith Executive Chairman Sinclair Broadcast Group, Inc. 10706 Beaver Dam Road Hunt Valley, Maryland 21030 Telephone: (410) 568-1500	Copy to: Jeffrey B. Grill, Esq. Pillsbury Winthrop Shaw Pittman LLP 1200 Seventeenth Street, N.W. Washington, D.C. 20036 (202) 663-8000
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “small reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, par value $0.01 per share	5,000,000(3)	$34.96	$174,800,000	$19,070.68
Class A Common Stock, par value $0.01 per share	1,000,000(4)	$34.96	$34,960,000	$3,814.14

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Class A Common Stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)

Estimated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933 solely for the purposes of calculating the registration fee, based on the average of the high and low prices of the Class A Common Stock as reported on NASDAQ on June 25, 2021

(3)	Represents a 5,000,000 increase in the number of shares reserved for issuance under the 1996 Long-Term Incentive Plan.
(4)	Represents a 1,000,000 increase in the number of shares reserved for issuance under the 1998 Employee Stock Purchase Plan.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

Explanatory Note and General Instruction E Information

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 5,000,000 shares of Class A Common Stock to be issued pursuant to Sinclair Broadcast Group, Inc.’s (the “Registrant” or the “Company”) 1996 Long-Term Incentive Plan and an additional 1,000,000 shares of Class A Common Stock to be issued pursuant to the Registrant’s 1998 Employee Stock Purchase Plan. This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements on Form S-8 relating to the same employee benefit plan are effective.

The Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on July 18, 1997 (File No. 333-31571), December 23, 1997 (File. No. 333-43047), June 30, 1998 (File No. 333-58135), November 10, 2005 (File No. 333-129615), and February 11, 2016 (File No. 333-209476) excluding reports that the Registrant filed with the Commission that were incorporated into the Registration Statements on Form S-8 in order to maintain current information about the Registrant, are hereby incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

The document(s) containing the information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 have been sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish the Commission or its staff a copy or copies of all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents and information previously filed with the Commission by the Registrant are incorporated by reference herein.

(a)	Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on March 1, 2021.

(b)	Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, filed on May 10, 2021.

(c)	Registrant’s Current Reports on Form 8-K, filed on May 25, 2021, April 14, 2021, April 1, 2021, March 5, 2021 and February 25, 2021.

(d)	The description of the Registrant’s capital stock contained in Exhibit 4.12 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on March 2, 2020.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended (excluding any portions thereof furnished by the Registrant, including but not limited to information furnished under Item 2.02 and Item 7.01 and any exhibits relating to Item 2.02 or Item 7.01 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. § 1350), on or after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

Item 8. Exhibits

Exhibit No.	Description

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney.

99.1	1996 Long Term-Incentive Plan, as amended (incorporated by reference to Appendix B to the Registrant’s proxy statement on Schedule 14A filed with the Commission on April 29, 2021).

99.2	1998 Employee Stock Purchase Plan, as amended and restated (incorporated by reference to Appendix A to the Registrant’s proxy statement on Schedule 14A filed with the Commission on April 29, 2021).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Hunt Valley, Maryland, on the 29th day of June, 2021.

SINCLAIR BROADCAST GROUP, INC.

By	/s/ Christopher S. Ripley
Christopher S. Ripley
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Christopher S. Ripley	President and Chief Executive Officer (Principal Executive Officer)
Christopher S. Ripley		June 29, 2021

/s/ Lucy A. Rutishauser	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Lucy A. Rutishauser		June 29, 2021

/s/ David R. Bochenek	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
David R. Bochenek		June 29, 2021

/s/ David D. Smith	Executive Chairman, Chairman of the Board and Director
David D. Smith		June 29, 2021

/s/ Frederick G. Smith*
Frederick G. Smith	Director	June 29, 2021

/s/ J. Duncan Smith*
J. Duncan Smith	Director	June 29, 2021

/s/ Robert E. Smith*
Robert E. Smith	Director	June 29, 2021

Laurie R. Beyer	Director	June 29, 2021

/s/ Howard E. Friedman*
Howard E. Friedman	Director	June 29, 2021

/s/ Daniel C. Keith*
Daniel C. Keith	Director	June 29, 2021

/s/ Martin R. Leader*
Martin R. Leader	Director	June 29, 2021

/s/ Benson E. Legg*
Benson E. Legg	Director	June 29, 2021

/s/ Lawrence E. McCanna*
Lawrence E. McCanna	Director	June 29, 2021

*	By:	/s/ Christopher S. Ripley

Name:	Christopher S. Ripley

Title:	Attorney-in-Fact

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